UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

27420 Breakers Drive Wesley Chapel, Florida	33544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(813) 929-1877

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On April 24, 2013 De Joya Griffith, LLC, the independent registered public accountant for the Company, discovered the omission of warrants issued to purchase an aggregate of 303,569 shares of common stock that were issued in the fourth quarter of 2012 to a service provider of the Company.  At the time of the submission of the Form 10-K the performance required for these warrants was in dispute and the warrants were not included; however, since the board had not rescinded the warrants our auditors ruled that these warrants should have been included in the Form 10-K for the year ended December 31, 2012.  As such, the 10-K for the year ended December 31, 2012 filed on April 15, 2013 should not be relied on and will be restated.

The effect on the Company's financial statements for the year ended December 31, 2012 of said warrants will result in an additional non-cash expense of $72,748. An amended annual report on Form 10-K will be filed for the year ended December 31, 2012 by May 3, 2013.

Our chief financial officer has discussed the forgoing matter with our independent auditor and we have provided our independent auditors with a copy of this disclosure and requested the independent auditor to furnish us with a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.  A copy of the independent auditor’s letter will be filed as an amendment to this Form 8-K promptly after it is received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC.
(Registrant)

Date: April 26, 2013	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)